Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS
•	Net Income of $984,000

•	Net Interest Margins Rise Year-Over-Year

•	Loan, Asset Quality Stable

•	Strong Expense Controls Continue at Banks
Quincy, IL, May 11, 2010 – Mercantile Bancorp, Inc. (NYSE Amex: MBR) today reported unaudited net income from both continuing and discontinued operations of $984,000 or $0.11 per share for the quarter ended March 31, 2010 compared with a net loss of $876,000 or $(0.10) per share for the same period in 2009. The Company’s 2009 financial statements have been restated to reflect discontinued operations due to the sale or exchange for debt of three of its subsidiary banks in December 2009 and February 2010.
Net income in first quarter 2010 included a $4.2 million pre-tax gain on the sale of two banks, which was announced in 2009 and closed in February 2010. The results reflect continuing solid operating performance for the Company’s largest subsidiary, Mercantile Bank, and its continuing efforts to reserve aggressively for potential loan losses at Heartland Bank in Leawood, Kansas and Royal Palm Bank, based in Naples, Florida.
The Company reported net interest income from continuing operations of $6.1 million in first quarter 2010, an increase of 27.2% compared with $4.8 million the previous year’s first quarter. This was the second consecutive quarter-over-quarter growth in net interest income, reflecting both improved cost of funds management at its banks and reduced debt at the Company.
“We are encouraged that our strong focus on generating core checking, savings and money market deposits and strategic re-pricing of higher-cost time deposits had an impressive positive impact on net interest income, with net interest margin improving to 2.46% for the first quarter of 2010 compared with 1.81% a year ago,” said Ted T. Awerkamp, President and CEO.
Provision for loan loss expense increased to $4.0 million in first quarter 2010 compared with $2.8 million in the same period in 2009. “We maintained our aggressive approach in building loan loss reserves in the first quarter of 2010, and we have achieved transparency in the loan portfolios of all three subsidiary banks as they have worked through asset quality issues over the past two years,” said Awerkamp. “We continue to receive reductions in valuations of properties that collateralize loans due to the depressed real estate markets, especially in Florida. However, our troubled loans have been identified and we are benefitting from sales on foreclosed properties held for sale at reasonable levels to our marking, so we are beginning to see traction.” Non-performing loans of $46.1 million at March 31, 2010 were essentially stable compared with first quarter 2009, decreasing from $50.8 million at December 31, 2009.
Awerkamp continued, “The exchange of one bank in late 2009 and sale of two banks in early 2010 served to bolster the Company’s capital position, reduce debt and maintain or exceed capitalization requirements at each of the remaining subsidiary banks. Core deposits at our banks have been stable, and in some markets growing, providing access to attractively priced funding for loans. Combined with ongoing expense management, we are well-positioned to maintain lending opportunities to good customers, and react to attractive opportunities.”
The Company reduced noninterest expense from continuing operations to $8.26 million in first quarter 2010 compared with $8.54 million the prior year’s first quarter. Total noninterest income from continuing operations was $1.8 million in first quarter 2010, compared with $2.0 million in first quarter 2009. The decline primarily reflected fewer gains on loan sales year-over-year, due to the slow-down in residential mortgage refinancing. Awerkamp noted the Company leveraged slightly improving economic and investing conditions to increase revenue from both fiduciary activities and brokerage services.
“Our fiduciary and brokerage services are being well-received as investors seek expert advice and investment management capabilities,” said Awerkamp. “As markets continue to be unpredictable and with an uncertain long-term economic outlook, we believe investors and advisors are seeking the additional stability of sound professional advice provided through our unique trust offerings and bankers they know and respect.”
Total assets at March 31, 2010 decreased to $1.0 billion compared with $1.4 billion at December 31, 2009, primarily reflecting the sale of two subsidiary banks in February 2010. Total loans from continuing operations at March 31, 2010 declined to $756.3 million from $776.7 million at December 31, 2009 as the Company continued to eliminate troubled loans and specific lending relationships that were not able to meet stronger credit standards. Total deposits from continuing operations at March 31, 2010 dropped to $885.2 million compared with $954.5 million at year-end 2009, primarily due to the decreased funding required for the loan portfolio and a reduction in higher-cost brokered time deposits.
“We have purposely let certain loans and deposits go at all three banks as part of our strategy to concentrate on optimizing returns,” explained Awerkamp. “We are creating a sound foundation of the highest quality from which to grow during the coming months.”
Subsidiary Bank Operating Highlights
Mercantile Bank continues to generate solid performance despite relatively flat loan demand, noted Awerkamp. The Bank’s served markets, including Quincy, Illinois, St. Joseph, Missouri and Carmel, Indiana did not suffer dramatic economic declines that were seen in other areas of the country, but he said they have not shown any meaningful signs of growth. Mercantile Bank was able to improve net interest income nearly $900,000 year-over-year, in large part due to margin improvement that led to a $1.4 million reduction in interest expense in first quarter 2010 compared to the same period in 2009.
Mercantile Bank continues concentrating on small to mid-size business and agriculture lending in concert with a range of relationship opportunities that generate service revenue and core deposits. “A combination of exceptional customer service and a full range of business banking capabilities enables us to win new business and market share,” explained Awerkamp.
“Heartland Bank’s performance in the first quarter of 2010 showed improvement,” said Awerkamp, reflecting a stabilizing loan portfolio, a reduction in non-accrual loans and continuing operational controls. “Recently identified opportunities to trim overhead costs have put Heartland on an accelerated timetable to reach monthly operational profitability,” he added.
Royal Palm Bank has made significant progress in working through its asset quality issues over the past two years, and while loan losses continued in first quarter 2010, Awerkamp noted there were no unexpected difficulties. The Southwest Florida economy remains severely depressed, with weakness in commercial real estate and declining property values. There have been numerous bank failures in the market, while Royal Palm has maintained a well-capitalized status according to regulatory standards. Core deposits at the Bank have remained stable as its management team focuses on building relationships with small businesses.
“Although we don’t welcome the fact that Southwest Florida banks are failing at unprecedented levels, we do believe this presents a long-term market share opportunity for the surviving banks,” said Awerkamp. “Our new management team has improved control and transparency related to problem loans and the Bank’s basic operations. The improvements made have been overshadowed by a relatively small number of large troubled loans. We have reserved aggressively for these and have maintained a healthy capital position. The ability to work through these loans in unison with capturing quality business opportunities is the key to creating a positive long-term scenario for Royal Palm.”

Outlook
In the coming months, Mercantile Bancorp will maintain its focus on retaining customers, identifying and winning high-quality service and lending relationships, and operational expense controls.
“In first quarter 2010, we were particularly pleased with our success in building net interest margin, and we believe the positive impact of forthcoming expense reductions will generate further benefits as the economy improves and we are able to win new loans and deposits,” said Awerkamp. “Over the past several years, we have built a strong back office with the latest technology, which will provide a significant competitive advantage as Royal Palm and Heartland complete their migration to our systems. As a $1 billion asset holding company, we provide our subsidiary banks with significant advantages over smaller institutions in a highly competitive banking environment.”
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of one bank in Illinois and one each in Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. The Company also operates Mercantile Bank branch offices in Missouri and Indiana. In addition, the Company has minority investments in seven community banks in Missouri, Georgia, Florida, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
FINANCIAL TABLES FOLLOW

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(In Thousands)
	(Unaudited)
ASSETS

Cash and cash equivalents	$88,205	$121,267
Securities	126,950	130,484
Loans held for sale	788	681
Loans, net of allowance for loan losses	736,559	757,138
Premises and equipment	25,221	25,670
Interest receivable	3,703	3,962
Cash surrender value of life insurance	15,149	15,011
Goodwill	—	—
Other	46,430	50,277
Discontinued operations, assets held for sale	—	285,992

Total assets	$1,043,005	$1,390,482

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$885,230	$954,524
Short-term borrowings	25,899	30,740
Long-term debt	76,858	87,030
Interest payable	4,542	4,114
Other	4,918	4,827
Discontinued operations, liabilities held for sale	—	264,044

Total liabilities	997,447	1,345,279

Total Mercantile Bancorp, Inc. stockholders’ equity	42,590	41,302

Noncontrolling Interest	2,968	3,901

Total equity	45,558	45,203

Total liabilities and equity	$1,043,005	$1,390,482

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	March 31,
	2010	2009
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$10,238	$11,404
Securities:
Taxable	970	1,182
Tax exempt	210	244
Other	90	83

Total interest income	11,508	12,913

Interest Expense:
Deposits	4,171	6,331
Short-term borrowings	187	550
Long-term debt	1,013	1,206

Total interest expense	5,371	8,087

Net Interest Income	6,137	4,826

Provision for Loan Losses	3,990	2,785

Net Interest Income After Provision for Loan Losses	2,147	2,041

Noninterest Income:
Fiduciary activities	581	568
Brokerage fees	299	193
Customer service fees	365	365
Other service charges and fees	139	107
Net gains (losses) on sales of assets	8	(10)
Net gains on loan sales	92	517
Net gains on sales of available-for-sale securities	—	—
Other	293	243

Total noninterest income	1,777	1,983

Noninterest Expense:
Salaries and employee benefits	4,405	4,464
Net occupancy expense	598	600
Equipment expense	563	585
Deposit insurance premium	471	611
Professional fees	491	559
Postage and supplies	148	176
Losses on foreclosed assets	212	102
Other than temporary losses on available-for-sale and cost method investments	—	—
Goodwill Impairment Loss	—	—
Other	1,372	1,441

Total noninterest expense	8,260	8,538

Income (Loss) from Continuing Operations Before Income Taxes	(4,336)	(4,514)
Income Tax Expense (Benefit)	(1,190)	(1,561)

Income (Loss) from Continuing Operations	(3,146)	(2,953)
Income (Loss) from Discontinued Operations	3,197	1,788
Less: Net Income (Loss) attributable to Noncontrolling Interest	(933)	(289)

Net Income (Loss) attributable to Mercantile Bancorp, Inc.	$984	$(876)

SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31, 2010	March 31, 2009
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$0.11	$(0.10)
Weighted average shares outstanding	8,703,330	8,703,330
Cash dividends paid per share	N/A	N/A
Book value per share	$4.89	$11.26
Tangible book value per share (1) (3)	$4.78	$7.62
Ending number of common shares outstanding	8,703,330	8,703,330

AVERAGE BALANCES
Assets	$1,082,957	$1,810,526
Securities (3)	$128,577	$129,628
Loans (2) (3)	$772,837	$850,252
Earning assets (3)	$996,280	$1,067,907
Deposits (3)	$922,610	$968,326
Interest bearing liabilities (3)	$927,654	$1,053,326
Stockholders’ equity	$43,280	$98,781

END OF PERIOD FINANCIAL DATA
Net interest income (3)	$6,137	$4,826
Loans (2) (3)	$756,264	$843,442
Allowance for loan losses (3)	$18,917	$17,201

PERFORMANCE RATIOS
Return on average assets	0.37%	(0.20%)
Return on average equity	9.22%	(3.60%)
Net interest margin (3)	2.46%	1.81%
Interest spread (3)	2.30%	1.77%
Efficiency ratio (3)	104%	125%
Allowance for loan losses to loans (2) (3)	2.50%	2.01%
Allowance as a percentage of non-performing loans (3)	41%	37%
Average loan to deposit ratio (3)	84%	88%
Dividend payout ratio	N/A	N/A

ASSET QUALITY
Net charge-offs (3)	$3,924	$4,623
Non-performing loans (3)	$46,060	$46,569
Other non-performing assets (3)	$18,181	$9,668

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans

(3)	2009 column restated for discontinued operations and assets/liabilities transferred to Held-for-Sale
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